================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            MURPHY OIL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            MURPHY OIL CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

[SPUR LOGO APPEARS HERE]   [MURPHY OIL CORPORATION LOGO APPEARS HERE]

                           NOTICE OF ANNUAL MEETING

To the Stockholders of Murphy Oil Corporation:

  The Annual Meeting of Stockholders of Murphy Oil Corporation will be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on Wednesday, May 14, 1997, at 10:00 a.m., Central Daylight Time, for the following purposes:

    To elect directors to serve for the ensuing year.

    To vote upon proposed amendments to the 1992 Stock Incentive Plan as described in the Proxy Statement.

    To vote upon a proposed Employee Stock Purchase Plan as described in the Proxy Statement.

    To express approval or disapproval of the action of the Board of Directors in appointing KPMG Peat Marwick LLP as the Company's independent auditors for 1997.

    To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on March 17, 1997, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of all stockholders entitled to vote is on file at the offices of the Company, 200 Peach Street, El Dorado, Arkansas 71730.

  Please sign, date and return the enclosed proxy card promptly.

                                                 Walter K. Compton
                                                              Secretary

El Dorado, Arkansas
March 27, 1997

                                PROXY STATEMENT

SOLICITATION                                                     March 27, 1997

  The solicitation of the enclosed proxy is made on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 14, 1997. It is expected that this Proxy Statement and related materials will first be mailed to stockholders on or about March 27, 1997.

  The address of the Company's Executive Offices is 200 Peach Street, P.O. Box 7000, El Dorado, Arkansas 71731-7000.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required for approval of matters presented to the meeting. Your executed proxy will be voted at the meeting, unless you revoke it at any time before the vote by filing with the Secretary of the Company an instrument revoking it, duly executing a proxy card bearing a later date, or appearing at the meeting and voting in person. Proxies returned to the Company, votes cast other than in person, and written revocations will be disqualified if received after commencement of the meeting.

  Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any other business submitted at the meeting to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

  The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

  Unless specification to the contrary is made, the shares represented by the enclosed proxy will be voted FOR all the nominees for director; FOR approval of proposed amendments to 1992 Stock Incentive Plan; FOR approval of proposed Employee Stock Purchase Plan; and FOR the confirmation of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors.

VOTING SECURITIES

  On March 17, 1997, the record date for the meeting, the Company had
outstanding       shares of Common Stock, all of one class and each share
having one vote in respect of all matters to be voted on at the meeting. This
amount does not include       shares of treasury stock. Information as to the
amount of Common Stock owned by directors and officers and certain others appears in the table under the heading "Certain Stock Ownership".

ELECTION OF DIRECTORS

  The Bylaws of the Company provide for eleven directors to be elected on May 14, 1997. The Bylaws also provide that the directors elected at each Annual Meeting of Stockholders shall serve until their successors are elected and qualified.

  To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election as directors of the eleven nominees whose names are set forth below. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees. However, management of the Company does not expect this to occur. All of management's nominees were elected at the last Annual Meeting of stockholders. The names of the nominees and certain information as to them are as follows:

                   PRINCIPAL OCCUPATION OR
                     EMPLOYMENT (FOR MORE                 OTHER PUBLIC
                   THAN THE PAST FIVE YEARS  DIRECTOR       COMPANY
  NAME AND AGE     UNLESS OTHERWISE STATED)   SINCE      DIRECTORSHIPS
  ------------    -------------------------- -------- --------------------
B.R.R. Butler*#   Managing Director,           1991   KS Biomedix Holdings
 London, England    Retired, of The British           PLC
 Age: 67            Petroleum Company PLC.             Guildford, England

                          PRINCIPAL OCCUPATION OR
                            EMPLOYMENT (FOR MORE                 OTHER PUBLIC
                          THAN THE PAST FIVE YEARS  DIRECTOR       COMPANY
     NAME AND AGE         UNLESS OTHERWISE STATED)   SINCE      DIRECTORSHIPS
     ------------        -------------------------- -------- --------------------
George S. Dembroski+*    Vice Chairman, RBC Domin-    1995   Cameco, Inc.
 Toronto, Ontario          ion Securities Inc.                Saskatoon,
 Canada                                                      Saskatchewan,
 Age: 62                                                      Canada
                                                             Electrohome Ltd.
                                                              Kitchener, Ontario,
                                                             Canada
Claiborne P. Deming(S)   President and Chief          1993   First United
 El Dorado, Arkansas       Executive Officer of the          Bancshares, Inc.
 Age: 42                   Company since October 1,           El Dorado, Arkansas
                           1994, Executive Vice
                           President and Chief
                           Operating Officer of the
                           Company from March 1,
                           1992 to October 1, 1994,
                           President of Murphy Oil
                           USA, Inc. from July 1,
                           1989 to March 1, 1992.
H. Rodes Hart(S) *#      Chairman and Chief           1975   None
 Nashville, Tennessee      Executive Officer,
 Age: 65                   Franklin Industries
                           Inc., engaged in the
                           manufacture of brick and
                           industrial minerals,
                           President and Chief
                           Executive Officer of
                           Franklin Industries Inc.
                           from 1967 to February 1,
                           1992.
Vester T. Hughes, Jr.+#  Partner, Hughes & Luce,      1973   None
 Dallas, Texas             Attorneys.
 Age: 68
C. H. Murphy, Jr.(S)*    Chairman of the Board of     1950   First Commercial
 El Dorado, Arkansas       the Company from June 1,          Corporation
 Age: 77                   1972 to October 1, 1994.           Little Rock, Arkan-
                                                             sas
Michael W. Murphy(S)+*   President, Marmik Oil Com-   1977   First Commercial
 El Dorado, Arkansas       pany, engaged in explo-           Corporation
 Age: 49                   ration for and produc-             Little Rock, Arkan-
                           tion of oil and gas.              sas
                           Chairman and Chief Exec-
                           utive Officer of Murphy-
                           Graham, Inc. and Presi-
                           dent, Murphy Motor Co.,
                           engaged in automobile
                           dealerships.
R. Madison Murphy(S)     Chairman of the Board of     1993   Deltic Timber
 El Dorado, Arkansas       the Company since Octo-           Corporation
 Age: 39                   ber 1, 1994, Executive             El Dorado, Arkansas
                           Vice President and Chief          First United
                           Financial and Adminis-            Bancshares, Inc.
                           trative Officer of the             El Dorado, Arkansas
                           Company from March 1,
                           1992 to October 1, 1994,
                           Chief Administrative po-
                           sition added February 3,
                           1993, Vice President,
                           Planning of the Company
                           from February 1, 1988 to
                           March 1, 1992.
William C. Nolan,        Partner, Nolan and           1977   None
 Jr.(S)+*                  Alderson, Attorneys.
 El Dorado, Arkansas
 Age: 57
Caroline G. Theus*#      President, Inglewood Land    1985   None
 Alexandria, Louisiana     and Development Company,
 Age: 53                   a farming and land
                           holding corporation.

                     PRINCIPAL OCCUPATION OR
                       EMPLOYMENT (FOR MORE                 OTHER PUBLIC
                     THAN THE PAST FIVE YEARS  DIRECTOR       COMPANY
   NAME AND AGE      UNLESS OTHERWISE STATED)   SINCE      DIRECTORSHIPS
   ------------     -------------------------- -------- --------------------
Lorne C. Webster+*  Chairman of Prenor Group     1989   Bankmont Financial
 Montreal, Quebec,    Ltd., a financial                 Corp.
 Canada               services corporation.              Chicago, Illinois
 Age: 68                                                H. B. Fuller Company
                                                         St. Paul, Minnesota

---------
(S) Executive Committee
 +  Audit Committee
 *  Executive Compensation and Nominating Committee
 #  Public Policy and Environmental Committee

  Claiborne P. Deming, C. H. Murphy, Jr., Michael W. Murphy, R. Madison Murphy, William C. Nolan, Jr. and Caroline G. Theus are all related by blood. Michael W. Murphy and R. Madison Murphy are sons of C. H. Murphy, Jr., Claiborne P. Deming and William C. Nolan, Jr. are nephews of C. H. Murphy, Jr., and Caroline G. Theus is a niece of C. H. Murphy, Jr. These six nominees, their spouses, and members of their immediate families directly or indirectly own in the aggregate approximately 25% of the outstanding Common Stock of the Company and may be considered the controlling persons of the Company. See also "Certain Stock Ownerships".

COMMITTEES

  The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Executive Compensation and Nominating Committee, and the Public Policy and Environmental Committee. The Executive Committee is empowered to exercise certain functions of the Board of Directors when the Board is not in session. The Audit Committee's functions include supervision and review of the results and scope of the work of the Company's independent auditors and the Company's internal Audit Division. This committee meets with representatives of the independent auditors and with members of the internal Audit Division for these purposes. The Executive Compensation and Nominating Committee administers the Company's Stock Incentive Plan and reviews generally the compensation of all executive and key personnel of the Company and subsidiaries. This committee specifically determines the compensation of the Chairman of the Board, the President, and certain other officers.

  Other duties and authority of the Executive Compensation and Nominating Committee, as fixed by the Board of Directors, are as follows:

    "The Executive Compensation and Nominating Committee shall have the power to: propose and consider suggestions as to candidates for membership on the Board; review and propose to the Board criteria for Board membership and responsibilities; periodically recommend to the Board candidates for vacancies on the Board due to resignations or retirements or due to such standards for composition of Board membership as may from time to time legally prevail; review and recommend to the Board such modifications to the prevailing Board of Directors retirement policy as may be deemed appropriate in light of contemporary standards; and propose to the Board on or before the February meeting of each year a slate of directors for submission to the stockholders at the annual meeting."

Stockholders desiring to recommend for consideration by the Executive Compensation and Nominating Committee candidates for membership on the Board of Directors should address their recommendations to: Executive Compensation and Nominating Committee of the Board of Directors, c/o Secretary, Murphy Oil Corporation, P.O. Box 7000, El Dorado, Arkansas 71731-7000.

The Public Policy and Environmental Committee provides review and oversight of the Company's environmental, health and safety compliance policies, programs and practices.

MEETINGS AND ATTENDANCE

  During 1996 there were eight meetings of the Board of Directors, twelve meetings of the Executive Committee, two meetings of the Audit Committee, four meetings of the Executive Compensation and Nominating Committee, and two meetings of the Public Policy and Environmental Committee. All nominees attended a minimum of 75% of the total number of meetings of the Board of Directors and committees on which they served.

COMPENSATION OF DIRECTORS

  The Company has a standard arrangement for compensation of directors who are not also employees of the Company. Under this arrangement, for fiscal year 1996, nonemployee directors were compensated at the rate of $20,000 per annum plus $1,000 for each meeting attended of the Board, the Audit Committee, the Executive Compensation and Nominating Committee, or the Public Policy and Environmental Committee. Beginning in 1997, the per annum amount will increase to $30,000. The Chairman of the Board is paid $70,000 per annum. No compensation is paid for attendance at meetings of the Executive Committee. The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

  The Company adopted a retirement plan for nonemployee directors (the "Director Retirement Plan") effective May 1, 1994. The Director Retirement Plan provides a retirement benefit to any nonemployee director who has served as a director with at least five (5) years of service if retirement occurs at or after the age of 72, or with at least ten (10) years of service if retirement occurs prior to the age of 72. The Director Retirement Plan will pay an annual benefit equal to the annual retainer in effect at the time of the director's retirement. Benefits will be paid for a period equal to years of service. Payment of retirement benefits will be in the form of quarterly payments which will commence on the first day of the calendar quarter following the later of the director's attainment of age 65 or actual retirement from the Board. If a director dies prior to retirement from the Board, no benefits will be paid under this plan. In the event a director dies after retirement from the Board, benefits will be paid to the surviving spouse, but in no event will the total of such benefits exceed ten (10) years. If there is no surviving spouse, no benefits will be paid to any other party, beneficiary or estate.

CERTAIN STOCK OWNERSHIPS

The following table and related text sets forth information, by the categories listed, concerning ownership of Common Stock of the Company at February 1, 1997 with respect to each director or nominee, directors, nominees and officers as a group, and each person known to the Company to own as much as 5% of the Company's Common Stock.

                                       TYPE OF OWNERSHIP
                         ----------------------------------------------
                                                            VOTING AND
                                                            INVESTMENT
                         PERSONAL,                          POWER ONLY, SUBJECT TO
                         WITH FULL                 SPOUSE     AND NOT     OPTIONS             PERCENT OF
                         VOTING AND PERSONAL, AS AND OTHER  INCLUDED IN EXERCISABLE           OUTSTANDING
                         INVESTING  BENEFICIARY  HOUSEHOLD     OTHER      WITHIN              (IF GREATER
          NAME             POWER    OF TRUST(S)  MEMBERS(1) COLUMNS(2)    60 DAYS     TOTAL    THAN .09)
          ----           ---------- ------------ ---------- ----------- ----------- --------- -----------
B. R. R. Butler.........     2,000        --         --           --        --          2,000      --
George S. Dembroski.....      --          --         --           --        --           --        --
Claiborne P. Deming.....    98,402     366,469     92,853      464,980    42,120    1,064,824     2.4
H. Rodes Hart...........      --          --         --        254,670      --        254,670      --
Vester T. Hughes, Jr....     3,474        --         --           --        --          3,474      --
C. H. Murphy, Jr. ...... 1,138,361        --        3,036    2,683,212      --      3,824,609     8.5
Michael W. Murphy.......   137,195     306,696     32,049       28,727      --        504,667     1.1
R. Madison Murphy.......   105,911     610,862     82,736      619,052      --      1,418,561     3.2
William C. Nolan, Jr....   163,483     130,798        500      484,196      --        778,977     1.7
Caroline G. Theus.......   106,471     164,855     14,271      678,580      --        964,177     2.1
Lorne C. Webster........       100        --         --          2,320      --          2,420      --
All directors together
 with six officers
 as a group............. 1,783,657   1,579,680    225,555    5,215,737    77,480    8,882,109    19.8

---------
(1) Includes shares directly owned and shares owned as beneficiary of trusts.
(2) Includes shares held as trustee for others and shares owned by a corporation or other organization of which the named person is an officer.

  Under the Securities laws of the United States, the Company's directors and its executive officers are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. In 1997, due to an error by Company staff, Form 5's were filed one business day late for: C. H. Murphy, Jr., Caroline G. Theus, Claiborne P. Deming, Herbert A. Fox, Jr., Steven A. Cosse, Odie F. Vaughan, and Walter K. Compton.

  During 1996, each of the directors and officers satisfied their Form 4 filing requirement except for Mrs. Caroline Theus. Mrs. Theus is the Trustee of trusts for her children. In 1996 Mrs. Theus was named a Co-Trustee of existing trusts which hold Company stock of which her siblings are beneficiaries. Mrs. Theus expressly disclaims beneficial ownership of shares of the Company's Common Stock held by the trusts. A total of two reports reporting two transactions were not filed on a timely basis but have now been submitted.

  The only persons or entities known to the Company to be the owner of more than 5% of the Company's outstanding stock, other than C. H. Murphy, Jr., 200 Jefferson Avenue, El Dorado, Arkansas, whose holdings are described above, are: First United Trust Company, N.A., Main at Washington Streets, El Dorado, Arkansas; and Capital Research and Management Company, 333 South Hope Street, Los Angeles, California. First United Trust Company, N.A., a wholly owned subsidiary of First United Bancshares, Inc., has advised the Company that it, as trustee, exercises voting or investment power over 2,544,066 shares of the Company's Common Stock, representing 5.7% of the total outstanding. Capital Research and Management Company, a wholly owned subsidiary of The Capital Group Companies, Inc. exercised as of December 31, 1996, investment discretion with respect to 4,151,200 shares, representing 9.3% of outstanding stock, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

EXECUTIVE COMPENSATION

  The following table sets forth information with respect to the individual who served as the Company's chief executive officer during 1996 and the four other most highly compensated executive officers of the Company at the end of 1996:

                          SUMMARY COMPENSATION TABLE

                                                             LONG-TERM
                             ANNUAL COMPENSATION        COMPENSATION AWARDS
                        ------------------------------ ---------------------
                                               OTHER                           ALL
                                              ANNUAL   RESTRICTED SECURITIES  OTHER
                                             COMPENSA-   STOCK    UNDERLYING COMPEN-
  NAME AND PRINCIPAL         SALARY   BONUS    TION      AWARDS    OPTIONS   SATION
       POSITION         YEAR ($)(1)  ($)(2)   ($)(3)     ($)(4)      (#)     ($)(5)
----------------------  ---- ------- ------- --------- ---------- ---------- -------
Claiborne P. Deming     1996 400,008 300,000  48,672    214,375     12,000   36,228
President and Chief
Executive Officer,      1995 400,008       -       -          -     12,000   29,728
Murphy Oil Corporation  1994 330,840  74,873       -    141,750      6,500   25,132
Enoch L. Dawkins        1996 280,834 165,000  34,766    107,188      8,000   24,095
President, Murphy
Exploration &           1995 251,674  13,433       -          -      8,000   19,385
Production Company (a   1994 241,668  45,000       -     91,125      4,000   18,152
100% subsidiary)
Herbert A. Fox, Jr.     1996 268,336 140,000  24,336    107,188      8,000   21,840
Vice President,         1995 251,674       -       -          -      8,000   17,760
Murphy Oil Corporation  1994 216,670  65,000       -     70,875      2,750   15,438
Steven A. Cosse         1996 231,670 135,000  17,383    107,188      8,000   18,704
Senior Vice President
and General             1995 217,504       -       -          -      8,000   14,750
Counsel, Murphy Oil     1994 185,335  33,500       -     50,625      2,250   12,738
Corporation
Clefton D. Vaughan      1996 204,006  60,000  24,336     75,031      3,500   16,999
Vice President,         1995 196,458       -       -          -      3,500   14,346
Murphy Oil Corporation  1994 190,172  21,000       -     50,625      2,000   13,611

---------
(1) Includes amounts of cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.
(2) Bonuses were awarded and paid after the end of the year in which they are reported. Because these payments related to services rendered in the year prior to payment, the Company reported bonuses as a component of compensation expense in the prior year.
(3) Represents the amount of income tax payments made by the Company for restricted stock awards that vested in 1996.
(4) Represents the closing stock price of unrestricted stock on date of grant ($42.875 on February 6, 1996 and $40.50 on March 2, 1994) times the number of restricted shares granted. Dividends are being paid on restricted stock at the same rate paid to all shareholders. Awards are subject to performance-based conditions and are forfeited if grantee terminates for any reason other than retirement, death or full disability. None of the restricted stock awards vest in under five years from the date of grant. Based on the results of specified financial objectives, one-half of restricted stock awards granted in 1992 were forfeited effective December 31, 1996. Excluding these forfeited shares, on December 31, 1996 Mr. Deming held a total of 10,250 restricted shares having a then current value of $570,156; Mr. Dawkins held a total of 6,000 restricted shares having a then current value of $333,750; Mr. Fox held a total of 5,125 restricted shares having a then current value of $285,078; Mr. Cosse held a total of 4,375 restricted shares having a then current value of $243,359; and Mr. Vaughan held a total of 3,875 restricted shares having a then current value of $215,547. Mr. Vaughan retired on January 1, 1997 and forfeited 1,900 of these shares.

(5) The total amounts shown in this column for 1996 consist of the following:
    Mr. Deming: $15,600--Dividends on restricted stock; $20,004--Company contributions to defined contribution plan; $624--Benefit attributable to Company-owned term life insurance policy. Mr. Dawkins: $9,425--Dividends on restricted stock; $14,046--Company contributions to defined contribution plan; $624--Benefit attributable to Company-owned term life insurance policy. Mr. Fox: $7,800--Dividends on restricted stock; $13,416--Company contributions to defined contribution plan; $624--Benefit attributable to Company-owned term life insurance policy. Mr. Cosse:
    $6,500--Dividends on restricted stock; $11,580--Company contributions to defined contribution plan; $624--Benefit attributable to Company-owned term life insurance policy. Mr. Vaughan: $6,175--Dividends on restricted stock; $10,200--Company contributions to defined contribution plan; $624-- Benefit attributable to Company-owned term life insurance policy.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  Shown below is information with respect to stock options exercised in fiscal 1996 and the fiscal year-end value of unexercised options for each officer listed in the compensation table (Named Executives).

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

                                                     NUMBER OF SECURITIES    VALUE OF UNEXERCISED IN-
                                                    UNDERLYING UNEXERCISED   THE-MONEY OPTIONS AT FY-
                            SHARES                   OPTION AT FY-END (#)           END ($)(*)
                         ACQUIRED ON     VALUE     ------------------------- -------------------------
NAME                     EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ------------ ------------ ----------- ------------- ----------- -------------
Claiborne P. Deming.....     198         $8,378      31,250       27,250      $603,734     $349,484
Enoch L. Dawkins........      --             --       8,500       18,000       157,844      230,375
Herbert A. Fox, Jr......      --             --      12,875       17,375       231,508      220,570
Steven A. Cosse.........      --             --       5,625       17,125       105,305      216,648
Clefton D. Vaughan......     928         46,516      13,500        8,000       238,688      102,750

---------
(*) Represents market value of underlying securities at year-end less the exercise price.

OPTION GRANTS

  Shown below is further information on grants of stock options pursuant to the 1992 Stock Incentive Plan during the fiscal year ended December 31, 1996, to the officers of the Company listed in the compensation table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS
--------------------------------------------------------------------------------
                             NUMBER OF       % OF TOTAL
                            SECURITIES        OPTIONS
                            UNDERLYING       GRANTED TO   EXERCISE OR             GRANT DATE
                              OPTIONS        EMPLOYEES    BASE PRICE  EXPIRATION   PRESENT
NAME                     GRANTED (#)(1)(2) IN FISCAL YEAR   ($/SH)       DATE    VALUE ($)(3)
----                     ----------------- -------------- ----------- ---------- ------------
Claiborne P. Deming.....      12,000            7.14%      $42.4375    02/06/06    $87,240
Enoch L. Dawkins........       8,000            4.76%       42.4375    02/06/06     58,160
Herbert A. Fox, Jr......       8,000            4.76%       42.4375    02/06/06     58,160
Steven A. Cosse.........       8,000            4.76%       42.4375    02/06/06     58,160
Clefton D. Vaughan......       3,500            2.08%       42.4375    02/06/06     25,445

---------
(1) No stock appreciation rights were granted in 1996.
(2) Options granted in 1996 vest 50% at the end of two years and 100% at the end of three years from the date of grant and are exercisable for a period of 10 years from the date of grant.

(3) Values were based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance that value realized by the executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to certain variables and in 1996 included the following:

      . Risk-free rate of return    5.26%
      . Stock volatility           17.64%
      . Dividend yield               3.2%
      . Expected life of option   5 years

Based on the Black-Scholes option pricing model, using the above assumptions, the options granted in 1996 have been valued at $7.27 per share as of the grant date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Executive Compensation and Nominating Committee of the Board of Directors of the Company during 1996 were Messrs. Butler, Dembroski, Hart, C. H. Murphy, Jr., Michael W. Murphy, Nolan and Webster and Ms. Theus.

  In 1996 the Company purchased crude oil at competitive prices, and on terms no more favorable to the sellers than those offered by unaffiliated third parties, from properties in which interests were owned by directors and affiliates of directors. These directors and their affiliates and the amounts of such purchases were: Marmik Oil Company (89% owned by Michael W. Murphy) $203,796 and Munoco Company (associate of Mr. Nolan) $136,918.

COMPENSATION COMMITTEE REPORT FOR 1996

  The Executive Compensation and Nominating Committee of the Board of Directors of the Company, which is comprised entirely of independent, outside directors, has prepared this Compensation Committee Report which describes the guiding principles followed by the Company in establishing its pay practices and reviews compensation decisions which were made during 1996 affecting the Company's president and four other most highly compensated executive officers.

EXECUTIVE COMPENSATION PHILOSOPHY AND PRINCIPLES

  The Company's executive compensation programs and plans are based on principles designed to align the interests of executives with those of stockholders and provide a direct link with the Company's values, objectives, business strategy and financial results. The following general guidelines have been adopted by the Committee and have been used as the basic architecture for all executive compensation and benefit arrangements for the Company:

  . All programs are directed toward attracting and retaining key executives who are critical to the long-term success of the Company and each of its business units and who exhibit a high degree of business responsibility, personal integrity and professionalism.

  . These programs are designed to reward executives for both the short-term and long-term achievement of Company and business unit objectives that lead to the enhancement of shareholder value.

  . All pay and benefit programs are intended to be competitive within each industry segment, with upside opportunity and downside risk linked to the achievement of annual and long-term performance objectives which are regularly reviewed and approved by the Committee.

  At the present time, executive compensation programs consist of base salary, an annual cash incentive plan and long-term incentives in the form of both stock options and performance-based restricted stock. The executive benefits that are offered are typical of those provided by others in the industry. Each of these compensation arrangements is briefly reviewed in the following section.

BASE SALARY PRACTICES

  Officers and other employees are compensated within established salary range guidelines that are generally based on similar positions in companies of comparable size, complexity, and industry orientation to the Company. The actual base pay level for each officer is based on a combination of experience, performance and other factors that are determined to be important by the Committee. Each year, the Company participates in salary surveys within each industry segment and from time to time uses the services of outside consultants to further supplement its competitive information. The petroleum industry survey in which the Company participates contains over 25 corporations that the Committee believes are representative of the Company's labor market for management talent. The survey is conducted by a major compensation consulting firm. Many of the companies in the survey group are included in the S&P Oil-Domestic Integrated line on our performance graph as shown on page 16, infra. The Committee generally targets the base salary of most officers to be at or near the median (50th percentile) of the competitive market which has been described to be other integrated energy companies. The actual salaries and the amount of increase for 1996 to the Named Executives were near the median levels of the salaries and increases in the referenced survey. The base salary of most officers is reviewed annually, with the amount of any increases based on factors such as Company performance, general economic conditions, marketplace compensation trends and individual performance. In determining base salary and increase in salaries, the most important criteria in the Committee's analysis are marketplace comparisons and individual performance. Overall corporate performance which may include those measures used to determine annual incentive compensation awards were also considered by the Committee in making salary adjustments in 1996.

ANNUAL INCENTIVE COMPENSATION PROGRAM

  In 1996, the Company restructured its annual incentive compensation plan. The plan concept follows many of the precepts of economic value added and measures the Company's ability to earn a return on capital that exceeds the weighted average cost of capital as well as the improvement in the Company's return on capital. The specific performance measure used for the 1996 performance year was return on capital employed. The targeted level of return on capital employed was developed based upon a projection of the Company's weighted average cost of capital, with an adjustment for the projected cost of equity. All participants in the plan, including the five proxy-named executives, were measured on this corporate-wide measure of Company performance. In 1996, the Company exceeded its return on capital employed performance target, resulting in annual incentive awards that were between the 25th and 50th percentile levels of general industry practices. Target awards for corporate officers pursuant to the plan, including the proxy-named executives, range from 15 percent to 45 percent of base salary. Actual awards may range from 0 percent to 150 percent of the target award amount; additionally, actual award levels may be adjusted by an additional 25 percent of the award earned based upon individual performance and contribution.

LONG-TERM INCENTIVE COMPENSATION

  Under the 1992 Stock Incentive Plan (the 1992 Plan) as approved by the Company's stockholders, long-term incentives may be provided through stock options, stock appreciation rights and performance-based restricted stock, all designed to increase the stock ownership of management and link these key individuals directly to stockholders. All long-term incentive awards granted during 1996 were granted under the 1992 Plan. Where appropriate, the Committee uses the Black-Scholes option valuation model to determine the expected value of stock options. Under the 1992 Plan, the Committee may award up to one-half of one percent of the total issued and outstanding shares as of December 31 of the immediately preceding year for executive long-term incentives. The 1992 Plan provides that no more than 50% of the shares may be granted as incentive stock options, and no more than 50% can be granted as performance-based restricted stock.

  A stock option granted under the Plan gives the executive the right to purchase a specified number of shares of the Company's common stock at an option price equal to the market price on the date the option was granted. Options, which may be either non-qualified stock options or incentive stock options, vest 50% at the end of two years and 100% at the end of three years from the date of grant and are exercisable for a period of 10 years from the date of grant. The size of option grants awarded each year is based on competitive practices in general industry using comparative data provided by a major compensation consulting firm. Actual grant levels of long-term incentive award opportunities are generally based in a range between the 25th and 50th percentile competitive practices in the survey data base. The Company's stock option grants in 1996 were between the 25th and 50th percentile levels of general industry practices. In addition, the Committee considers the total number of grants each executive has been awarded in recent years in determining whether to grant additional stock options or performance-based restricted stock. Non-qualified stock options and performance-based restricted shares were granted in 1996 to all Named Executives; however, no stock appreciation rights were granted in 1996.

  The Company has studied Section 162(m) of the Internal Revenue Code and fully intends to comply with this provision of the Code such that the Company will be able to fully deduct its compensation expense for all proxy-named executives. The transitional rules which pertain to this provision of the Code will expire in 1997, thereby requiring the Company to propose certain amendments to the 1992 Plan. These amendments to the 1992 Plan, discussed on page 18, infra, will ensure the Company that its stock-based compensation for the proxy-named executives will be performance-based and fully tax deductible to the Company going forward.

DISCUSSION OF 1996 COMPENSATION FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

  Mr. Claiborne P. Deming served as President and Chief Executive Officer of the Company for the complete fiscal year 1996. During 1996, the Committee made the following determinations regarding Mr. Deming' s compensation:

 . Mr. Deming received no base salary adjustment during 1996 which was Mr.
  Deming's request based upon the Company' s performance during 1995.

 . As noted earlier, the Company restructured its annual incentive compensation plan in 1996 to focus upon financial performance, as measured by return on capital employed, which will lead to the enhancement of shareholder value.
  As a participant in the plan, Mr. Deming earned an annual incentive award which was equal to $300,000, which exceeded 150 percent of his target award level. The corporate performance criteria of the plan, which was the sole basis upon which Mr. Deming's performance was based, was the Company's 1996 return on capital employed.

 . During the year, long-term incentive awards were made to Mr. Deming in the following amounts: 12,000 non-qualified stock options were granted on February 6 at an exercise price of $42.4375, which was the share' s fair market value on the date of grant. These options will vest 50% two years from the date of grant and 100% three years from the date of grant. The option grant was made in consideration of Mr. Deming's performance during the preceding fiscal year. The size of Mr. Deming's grant was below the 25th percentile of competitive practice based upon survey data provided by a major compensation consulting firm. In addition, he was awarded 5,000 shares of performance-based restricted stock. These shares may vest at the end of the five-year performance period based on the Company's achievement of total shareholder returns compared to those achieved by a group of peer companies. A major compensation consulting firm assisted the Committee in determining the size of stock option grants and performance-based restricted stock awarded to Mr. Deming.

  The Executive Compensation and Nominating Committee members during 1996 were Messrs. Butler, Dembroski, Hart, C. H. Murphy, Jr., Michael W. Murphy, Nolan and Webster and Ms. Theus.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

  The following line graph presents a comparison of the cumulative five-year shareholder returns (including the reinvestment of dividends) for the Company, the Standard and Poor's 500 Stock Index and the S&P Oil-Domestic Integrated Index.

                            MURPHY OIL CORPORATION
                COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER
                                    RETURNS

                             [GRAPH APPEARS HERE]


-------------------------------------------------------------------------------

                              1991 1992 1993 1994 1995 1996
-----------------------------------------------------------
Murphy Oil Corporation        100  108  125  137  138  191
S&P 500 Index                 100  108  118  120  165  203
S&P Oil--Domestic Integrated  100  102  108  113  129  163

-------------------------------------------------------------------------------
               Data are provided by Standard & Poor's Compustat.

RETIREMENT PLANS

  The following table shows the estimated annual pension benefit payable, at age 65, under Murphy Oil Corporation's Retirement Plan at December 31, 1996 for the salary and length of service indicated. The amounts shown are subject to reduction for social security benefits.

                              PENSION PLAN TABLE

                                     YEARS OF SERVICE
                   --------------------------------------------------------------------
REMUNERATION(/1/)     15          20          25          30          35          40
-----------------  --------    --------    --------    --------    --------    --------
    $ 150,000      $ 36,000    $ 48,000    $ 60,000    $ 72,000    $ 84,000    $ 96,000
     200,000         48,000      64,000      80,000      96,000     112,000     128,000(2)
     250,000         60,000      80,000     100,000     120,000     140,000(2)  160,000(2)
     300,000         72,000      96,000     120,000     144,000(2)  168,000(2)  192,000(2)
     350,000         84,000     112,000     140,000(2)  168,000(2)  196,000(2)  224,000(2)
     400,000         96,000     128,000(2)  160,000(2)  192,000(2)  224,000(2)  256,000(2)
     450,000        108,000     144,000(2)  180,000(2)  216,000(2)  252,000(2)  288,000(2)
     500,000        120,000     160,000(2)  200,000(2)  240,000(2)  280,000(2)  320,000(2)
     600,000        144,000(2)  192,000(2)  240,000(2)  288,000(2)  336,000(2)  384,000(2)
     700,000        168,000(2)  224,000(2)  280,000(2)  336,000(2)  392,000(2)  448,000(2)

---------
(1) During 1996, the maximum compensation limit for qualified retirement plans, as established by the Internal Revenue Service, was $150,000 ($160,000 effective January 1, 1997).
(2) Exceeds presently allowable maximum legislative limits for annual pension benefits under a defined benefit pension plan. In 1996, the maximum benefit allowable was $120,000 ($125,000 effective January 1, 1997).

A portion of the benefits shown above would be paid under the Company's Supplemental Benefit Plan to the extent such benefits exceed legislative limitations.

  The credited years of service for Messrs. Deming, Fox, Cosse and Vaughan are eighteen years, twenty-seven years, seventeen years and thirty-three years, respectively.

  As of January 1, 1992 employees of Murphy Exploration & Production Company, formerly named Ocean Drilling & Exploration Company (ODECO), began participating in the Company's plans. Prior to that time such employees participated in similar plans of ODECO. Employees of the Company or one of its 100% owned subsidiaries who were previously included in the ODECO Retirement Plan may receive a benefit upon retirement which is based on a combination of the Company and ODECO plans. The following table indicates the estimated annual benefit computed on a straight life annuity basis payable, at age 65, under the ODECO plan for the salary and length of service indicated.

                              PENSION PLAN TABLE

                                                 YEARS OF SERVICE
                                     -------------------------------------------
REMUNERATION                           15      20       25       30        35
------------                         ------- -------  -------  -------  --------
$200,000............................ $59,352  79,082   98,812  118,542  138,272*
 250,000............................  74,352  99,082  123,812* 148,542* 173,272*
 300,000............................  89,352 119,082  148,812* 178,542* 208,272*
 350,000............................ 104,352 139,082* 173,812* 208,542* 243,272*

---------
* Exceeds presently allowable maximum legislative limits for annual pension benefits under a defined benefit pension plan.

The above tables do not reflect any reductions in retirement benefits that would result from the selection of one of either plan's various available survivorship options nor the actuarial reductions required by the plans for retirement earlier than age 62.

  The credited years of service for Mr. Dawkins is thirty-one years.

  It is not feasible to calculate the specific amount attributable to the plan in respect to each employee. The Company had no required contributions to the Retirement Plan in 1996 and therefore no contributions were made.

PROPOSED AMENDMENTS TO THE 1992 STOCK INCENTIVE PLAN

  As originally adopted the 1992 Stock Incentive Plan ("the 1992 Plan") did not limit the total number of shares of Common Stock for which stock options, stock appreciation rights, and restricted stock awards could be granted to any one individual, and the performance criteria were not specified. In order to comply with Section 162(m) of the Internal Revenue Code amendments to the 1992 Plan, in the form attached as Exhibit A, are proposed. These amendments were approved by the Board of Directors on February 5, 1997. The proposed amendments provide that the maximum number of shares of Common Stock for which incentive stock options, nonqualified stock options, and stock appreciation rights may be granted under the Plan to any one employee for any calendar year is 100,000 and that the maximum number of shares of restricted stock which can be granted pursuant to the Plan will be 50,000 shares per year to any one employee. The amendments also provide that the performance criteria for the determination of the performance-based restricted shares is the five-year total shareholder return for Murphy Oil Corporation as compared to a peer group of six companies and that the Executive Compensation and Nominating Committee may from time to time establish a different performance criteria.

  The Board of Directors recommends that the shareholders vote FOR the proposed amendments to the 1992 Stock Incentive Plan. Proxies solicited on behalf of the Board will be voted FOR this proposal.

PROPOSAL TO APPROVE EMPLOYEE STOCK PURCHASE PLAN

  On February 5, 1997, the Board of Directors adopted the Employee Stock Purchase Plan ("ESP Plan") in the form attached as Exhibit B covering 50,000 shares of Common Stock. The purpose of the ESP Plan is to provide employees with at least two years of service (other than employees covered by a collective-bargaining agreement, part-time employees and those who have a restricted stock award outstanding under the 1992 Stock Incentive Plan) of the Company and certain subsidiaries with an opportunity to subscribe for shares of Common Stock on an installment basis via payroll deduction and thereby obtain or increase a proprietary interest in the Company.

  It is the intention of the Company to have the ESP Plan qualified under section 423 of the Internal Revenue Code. The provisions of the ESP Plan shall, accordingly, be construed so as to extend and limit participation in accordance with section 423.

  The exercise price per share shall be 90% of the fair market value of a share on the Enrollment Date. The fair market value is the closing price as reported by the New York Stock Exchange on such date or the most recent trading date preceding such date.

  The Plan will be administered by a Stock Administrator appointed by the Board.

  Commencement of the plan is scheduled for July 1, 1997 subject to approval by the shareholders. Failure to obtain shareholder approval shall void the ESP Plan.

  The Board of Directors recommends that the shareholders vote FOR the approval of the ESP Plan. Proxies solicited on behalf of the Board will be voted FOR this proposal.

APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors desires to obtain from the stockholders an indication of their approval or disapproval of the Board's action in appointing KPMG Peat Marwick LLP, Certified Public Accountants, as independent auditors of the Company for the year 1997. KPMG Peat Marwick LLP has been serving the Company and its subsidiaries as independent auditors for many years. The firm has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of the firm are expected to be present at the Annual Meeting for the purpose of responding to inquiries by stockholders and such representatives will have an opportunity to make a statement if they desire to do so.

  In the event a majority of the stockholders voting should indicate they disapprove the appointment of KPMG Peat Marwick LLP the adverse vote will be considered as a directive to the Board of Directors to select other auditors for the following year. Because of the difficulty and expense of making any substitution of auditors during a year, it is contemplated that the appointment for 1997 will be permitted to stand unless the Board finds other good reason for making a change.

STOCKHOLDER PROPOSALS

  Stockholder proposals for the 1998 Annual Meeting of stockholders must be received by the Company at its executive offices on or before December 1, 1997 in order to be considered for inclusion in the proxy materials.

OTHER INFORMATION

  The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

  The expense of this solicitation, including cost of preparing and mailing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

  The above Notice and Proxy Statement are sent by order of the Board of Directors.

                                                         Walter K. Compton
                                                             Secretary

El Dorado, Arkansas
March 27, 1997


     PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE
     ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF IT IS MAILED
     IN THE UNITED STATES OF AMERICA.

                                   EXHIBIT A

               PROPOSED AMENDMENTS TO 1992 STOCK INCENTIVE PLAN

  SECTION 4. Stock Subject to the Plan, is amended to add the following language at the conclusion of the first paragraph of that section:

    "Maximum Grants. Notwithstanding any provision contained in this Plan to the contrary, the maximum number of shares of Common Stock for which Incentive Stock Options, Nonqualified Stock Options, and Stock
  Appreciation Rights may be granted under the Plan to any one Employee for any calendar year is 100,000."

  SECTION 8. Restricted Stock Awards, is amended to add the following language at the conclusion of the second paragraph of that section:

    "The maximum number of shares of restricted stock which can be granted pursuant to the Plan will be 50,000 shares per year to any one Employee. Currently, the performance criteria for the determination of the performance-based restricted shares is the 5-year total shareholder return for Murphy Oil Corporation as compared to a peer group of six companies. The Committee may from time to time establish a different performance criteria."

                                   EXHIBIT B

                            MURPHY OIL CORPORATION

                         EMPLOYEE STOCK PURCHASE PLAN

  The following constitute the provisions of the Employee Stock Purchase Plan of Murphy Oil Corporation, effective as of the first day of the calendar quarter following the effective date.

  1. Purpose. The purpose of the Plan is to provide Employees of the Company and its Subsidiaries with an opportunity to purchase Shares of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

  2. Definitions.

    (a) "Board" shall mean the Board of Directors of the Company.

    (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (c) "Common Stock" shall mean Class A stock, $1.00 par value, of the Company.

    (d) "Company" shall mean Murphy Oil Corporation, a Delaware corporation, or any successor which adopts this Plan.

    (e) "Compensation" for the Offering Period shall mean base salary only, excluding any incentive payments, and commissions that may be paid from time to time to the Employee from the Employer.

    (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence except as provided in paragraph 10(b).

    (g) "Designated Subsidiary" shall mean each of the Subsidiaries designated in the Appendix attached to this Plan as having adopted the Plan. In addition, such term shall include each Subsidiary as may be designated by the Board from time to time among a group consisting of the Company and its Subsidiaries, including corporations that become Subsidiaries after the adoption and approval of the Plan.

    (h) "Eligible Employee" shall have the meaning set forth in Section
  3(a).

    (i) "Employee" shall mean any person, including an officer, who is a full-time employee of the Employer and who does not have a Restricted Stock Award outstanding under the 1992 Stock Incentive Plan.

    (j) "Employer" shall mean the Company and each of its Designated
  Subsidiaries.

    (k) "Enrollment Date" shall mean the first day of each Offering Period.

    (l) "Exercise Date" shall mean the last day of each Offering Period.

    (m) "Exercise Price" shall have the meaning as defined in paragraph
  7(b).

    (n) "Offering Period" shall mean the period described in paragraph 4.

    (o) "Participant" shall mean an Eligible Employee who has elected to participate herein.

    (p) "Participant Account" shall mean that separate account maintained hereunder to record the amount that a Participant has contributed to the Plan during an Offering Period.

    (q) "Plan" shall mean the Murphy Oil Corporation Employee Stock Purchase
  Plan.

    (r) "Plan Custodian" shall mean                    or any successor
  appointed by the Company.

    (s) "Share" shall mean a share of Common Stock.

    (t) "Stock Administrator" shall mean the committee appointed by the Board pursuant to paragraph 13 to act of behalf of the Board and administer the Plan.

    (u) "Subsidiary" shall mean a corporation, domestic or foreign, of which at the time of the granting of the option pursuant to paragraph 7, not less than fifty percent (50%) of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

  3. Eligibility.

    (a) General Rule. Any Employee who has completed two years of service with the Employer as of any Enrollment Date shall be eligible to participate as an "Eligible Employee" during the Offering Period beginning on such Enrollment Date, subject to the requirements of paragraph 5 and the limitations imposed by section 423(b) of the Code.

    (b) Exceptions. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option to purchase Shares under the Plan if:

      (i) Immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to section 424(d) of the Code) would own stock (including for purposes of this paragraph 3(b) any stock he holds outstanding options to purchase) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary computed in accordance with the Code (S) 423(b)(3), or

      (ii) Such option would permit such Employee's right to purchase stock under all employee stock purchase plans (described in section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds by Twenty-Five Thousand Dollars ($25,000) the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Code (S) 423(b)(8).

  4. Offering Periods. Each calendar quarter shall be an Offering Period; provided, however, that the initial Offering Period may, at the discretion of the Board, start on any date specified by the Board and end on the last day of such calendar quarter.

  5. Participation. An Eligible Employee shall become a Participant by completing a subscription agreement in such form as shall be specified by the Company ("Subscription Agreement"), and returning it to the Stock
Administrator prior to the Enrollment Date of the applicable Offering Period, unless a later time for filing the Subscription Agreement is set by the Board for all Eligible Employees with respect to such Offering Period.

  6. Payment for Shares.

    (a) At the time a Participant files his or her Subscription Agreement, such Participant shall elect to have payroll deductions made on each pay date during the Offering Period at a whole percentage rate not to exceed ten percent (10%) of the Compensation which he or she receives on each pay date during the Offering Period.

    (b) All payroll deductions made by a Participant shall be credited to his or her Participant Account under the Plan. A Participant may not make any separate cash payment into his or her Participant Account.

    (c) A Participant may discontinue his or her participation in the Plan as provided in paragraph 10, but no other change can be made during an Offering Period and, specifically, a Participant may not alter the amount of his payroll deductions for that Offering Period.

  7. Grant of Option.

    (a) On the Enrollment Date of each Offering Period each Eligible Employee shall be granted an option to purchase on the subsequent Exercise Date up to a number of whole Shares determined by dividing ten percent (10%) of the Eligible Employee's Compensation by ninety percent (90%) of the fair market value of a Share on the Enrollment Date; provided, however, that the number of Shares subject to such option shall be reduced, if necessary, to a number of Shares which would not exceed the limitations described in paragraph 3(b) or paragraph 12(a) hereof. The fair market value of a Share shall be determined as provided in paragraph 7(b) herein.

    (b) The exercise price per Share offered in a given Offering Period (the "Exercise Price") shall be ninety percent (90%) of the fair market value of a Share on the Enrollment Date of such Offering Period. The fair market value of a Share on an Enrollment Date shall be the closing price of such Share as reported by the New York Stock Exchange on such date or the most recent trading date preceding such date (or if the Shares did not trade on such date, for the most recent trading day preceding the Enrollment Date, as the case may be, on which the Shares traded).

  8. Exercise of Option. The Participant's option for the purchase of a Share will be exercised automatically on the Exercise Date of the Offering Period of reference by purchasing the maximum number of whole Shares subject to such option which may be purchased at the Exercise Price with the funds in his or her Participant Account unless prior to such Exercise Date the Participant has withdrawn from the Offering Period pursuant to paragraph 10. Unused funds in his or her Participant Account, if any, will be refunded (in a lump sum, in cash), without interest, as soon as practicable following such Exercise Date. During a Participant's lifetime, a Participant's option to purchase Shares hereunder is exercisable only by such Participant.

  9. Delivery. Shares issued pursuant to the exercise of the option will be held in custody by the Plan Custodian until termination of the Participant's Continuous Status as an Employee or request by the Participant for delivery of all Shares. All dividends will be credited to the Participant's account and will be reinvested for additional Shares. Shares shall be delivered within forty-five (45) days after termination or receipt of such request.

  10. Withdrawal; Termination of Employment.

    (a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her Participant Account at any time by notice in the form specified by the Company given to the Stock Administrator prior to the Exercise Date. All of the

  Participant's payroll deductions credited to his or her Participant Account will be paid to such Participant as soon as practicable after receipt of his or her notice of withdrawal. Such withdrawal shall permanently terminate the Participant's participation for the Offering Period in which the withdrawal occurs.

    (b) In the event of the termination of the Participant's Continuous Status as an Employee for any reason other than death, on or before the Exercise Date of reference, he or she will be deemed to have elected to withdraw from the Plan and receive any Shares held by the Plan Custodian for the Participant and any funds credited to this or her Participant Account on the date of such withdrawal; provided, however, that a Participant who goes on a leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. Payroll deductions for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave unless the leave of absence begins in one Offering Period and ends in a subsequent Offering Period, in which case the Participant shall not be permitted to re-enter the Plan until a new Subscription Agreement is filed with respect to an Offering Period which commences after such Participant has returned to work from the leave of absence.

    (c) Upon termination of the Participant's Continuous Status as an Employee because of death, any unused funds in such Participant Account will be returned to his or her estate, without interest.

    (d) A Participant's withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar Plan which may hereafter be adopted by the Company.

  11. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

  12. Shares.

    (a) The maximum number of Shares which shall be made available for sale under the Plan shall be fifty thousand (50,000) Shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 17. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to purchase under the Plan, in the sole and absolute discretion of the Board. Further, if for any reason any purchase of Shares under the Plan is not consummated, the Shares subject to such Subscription Agreement may be subjected to a new Subscription Agreement under the Plan. If, on a given Exercise Date, the Shares with respect to which options are to be exercised exceed the Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give notice of such reduction of the Shares which each Employee shall be allowed to purchase. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Shares hereunder if, in the opinion of counsel for the Company, such issuance would constitute a violation of federal or state securities laws or the laws of any country.

    (b) Neither the Participant nor his or her beneficiaries will have any interest or voting right in Shares covered by his or her option until such option has been exercised and the Shares purchased.

  13. Administration. The Plan shall be administered by the Stock Administrator appointed by the Board. The Stock Administrator shall have all of the powers of the Board with respect to the Plan except for those powers set forth in paragraph 18 hereof. Members of the Board who are Eligible Employees are permitted to participate in the Plan; provided, however, that
(i) members of the Board who are Eligible Employees may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan, and (ii) if a committee is appointed to be the Stock Administrator, no member of such committee will be eligible to participate in the Plan. The Stock Administrator appointed hereunder shall have the following powers and duties:

    (a) To direct the administration of the Plan in accordance with the provisions herein set forth;

    (b) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

    (c) To determine, in its sole discretion, all questions with regard to rights of Employees and Participants under the Plan, including but not limited to, the eligibility of an Employee to participate in the Plan;

    (d) To enforce the terms of the Plan and the rules and regulations it adopts;

    (e) To direct the distribution of the Shares purchased hereunder;

    (f) To furnish the Employer with information which the Employer may require for tax or other purposes;

    (g) To engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

    (h) To prescribe procedures to be followed by Participants in electing to participate herein;

    (i) To receive from each Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

    (j) To maintain, or cause to be maintained, separate accounts in the name of each Participant to reflect the Participant's Participant Account under the Plan;

    (k) To interpret and construe the Plan in its sole discretion; and

    (l) To make any changes or modifications necessary to administer and implement the provisions of this Plan in any foreign country to the fullest extent possible.

  14. Transferability. Neither any monies credited to Participant's Participant Account nor any rights with regard to the exercise of an option to receive Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or by laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company shall treat such act as an election to withdraw funds in accordance with paragraph 10.

  15. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

  16. Reports. Individual Participant Accounts will be maintained for each Participant, and statements will be given to Participants promptly following an Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the Shares purchased, and the remaining cash balance, if any.

  17. Adjustments Upon Changes in Capitalization. If an option under this Plan is exercised subsequent to any stock split, spinoff, recapitalization, reorganization, reclassification, merger, consolidation, exchange of shares, or the like occurring after such option was granted, as a result of which shares of any class of stock shall be issued in respect of the outstanding shares, or shares shall be changed into a different number of the same or another class or classes, the number of Shares to which such option shall be applicable and the option price for such Shares shall be appropriately adjusted by the Company. Any such adjustment however, in the Shares shall be made without change in the total price to be paid upon exercise of any option granted under the Plan which has not been exercised in full, but shall involve only, if appropriate on adjustment, in the price per Share. Notwithstanding the above, no adjustments shall be made for stock dividends. For the purposes of this paragraph, any distribution of Shares to shareholders in an amount aggregating twenty percent (20%) or more of the outstanding Shares shall be deemed a stock split and any distributions of Shares aggregating less than twenty percent (20%) of the outstanding Shares shall be deemed a stock dividend.

  In the event of the proposed dissolution or liquidation of the Company or upon a proposed reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a proposed sale of substantially all of the property or stock of the Company to another corporation, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board, and the holder of each option then outstanding under the Plan will thereafter be entitled to receive, upon the exercise of such option, as nearly as reasonably may be determined, the cash, securities, and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction for each Share to which such option shall be exercised. The Board shall take such steps in connection with such transactions as the Board may deem necessary to assure that the provisions of this paragraph 17 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities, and/or property as to which such holder of such option might thereafter be entitled to receive.

  18. Amendment or Termination. The Board may at any time and for any reason terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, (i) increase the maximum number of Shares which may be issued under the Plan (except pursuant to paragraph 17) or (ii) amend the requirements as to the class of employees eligible to purchase Shares under the Plan, or, if a committee is appointed as the Stock Administrator pursuant to paragraph 13, permit the members of such committee to participate in the Plan. The Plan shall automatically terminate on the Exercise Date that Participants become entitled to purchase a number of Shares greater than the number available for purchase under paragraph 12. In the event of an automatic termination, reserved Shares remaining as of such Exercise Date shall be sold to Participants on a pro rata basis, as described in paragraph 12.

  Except as specifically provided in the Plan, as required to comply with Code section 423, or as required to obtain a favorable ruling from the Internal Revenue Service, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of such Participant.

  19. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

  20. Shareholder Approval. Commencement of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. Notwithstanding any provision to the contrary, failure to obtain such shareholder approval shall void the Plan, any options granted under the Plan, any Share purchases pursuant to the Plan, and all rights of all Participants.

  21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated under both sets of laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

  22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in paragraph 20. It shall continue in effect for a term of five (5) years unless sooner terminated under paragraphs 18 or 20.

  23. No Rights Implied. Nothing contained in this Plan, any modification or amendment to the Plan, or the creation of any Participant Account, the execution of any Subscription Agreement, or the issuance of any Shares, shall give any Employee or Participant any right to continue employment, any legal or equitable right against the Employer or Company or any officer, director, or employee of the Employer or Company, or interfere in any way with the Company's right to terminate or otherwise modify an Employee's employment at any time, except as expressly provided by the Plan.

  24. Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

  25. Notice. Any notice required to be given herein by the Employer, the Company, or the Board shall be deemed delivered when (a) personally delivered, including electronic transmission in such form as the Board shall direct, or
(b) placed in the mail of the country of the sender in an envelope addressed to the last known address of the person to whom the notice is given.

  26. Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.

  27. Successors and Assigns. The Plan shall be binding upon all persons entitled to purchase Shares under the Plan, their respective heirs, legatees, and legal representatives, including, without limitation, such person's estate and the executors, any receiver, trustee in bankruptcy or representative of creditors of such person, and upon the Employer, its successors and assigns.

  28. Headings. The titles and headings of the paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

  29. Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal statute. The obligation of the Employer to sell and deliver Shares under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

  30. No Liability for Good Faith Determinations. Neither the members of the Board nor any member of the committee appointed to be the Stock Administrator (nor their delegates) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase Shares granted under it, and members of the Board and the Stock Administrator (and their delegates) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

  31. Participating Employers. This Plan shall constitute the Employee Stock Purchase Plan of the Company and each Designated Subsidiary. A Designated Subsidiary may withdraw from the Plan as of any Enrollment Date by giving written notice to the Board, which notice must be received by the Board at least thirty (30) days prior to such Enrollment Date.

  IN WITNESS WHEREOF, this Employee Stock Purchase Plan has been executed this
     day of              , 1997, effective as of July 1, 1997.

                                       MURPHY OIL CORPORATION

                            [SPUR LOGO APPEARS HERE]
                            [MURPHY OIL COPORATION LOGO APPEARS HERE]

[SPUR LOGO
APPEARS HERE]

                            NOTICE OF
                            ANNUAL MEETING
                            AND
                            PROXY STATEMENT

                            ANNUAL MEETING
                            OF STOCKHOLDERS
                            EL DORADO, ARKANSAS

                            MAY 14, 1997

--------------------------------------------------------------------------------
                 PLEASE MARK VOTE IN OVAL USING DARK INK ONLY. [x]

   [                                                                       ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. ELECTION OF DIRECTORS--
   B.R.R. Butler, G.S. Dembroski,       For  Withhold For All (Except Nominee(s)
   C.P. Deming, H.R. Hart,                                     written below)
   V.T. Hughes, Jr., C.H. Murphy, Jr.,  [_]    [_]      [_]
   M.W. Murphy, R.M. Murphy,
   W.C. Nolan, Jr., C.G. Theus,
   and L.C. Webster.

2. Proposed Amendments to the 1992 Stock Incentive Plan as described in the Proxy Statement.
                               For        Against     Abstain
                               [_]          [_]         [_]

3. Proposed Employee Stock Purchase Plan as described in the Proxy Statement.

                               For        Withhold     Abstain
                               [_]          [_]         [_]

4. Ratify the appointment of KPMG Peat Marwick LLP as auditors.

                               For        Against      Abstain
                               [_]          [_]         [_]


                                                     Dated ______________, 1997

                                         --------------------------------------

                                         --------------------------------------
Please sign exactly as your name or names appear hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title. Please return promptly.

[SPUR LOGO APPEARS HERE]     [MURPHY OIL CORPORATION LOGO APPEARS HERE]

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 14, 1997

The stockholder(s) whose name(s) appears on the reverse side hereby appoints
R. Madison Murphy and Claiborne P. Deming, or each of them, as the stockholder's proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on May 14, 1997, at 10:00 a.m., local time, and any adjournments thereof, as fully as the stockholder could if personally present.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, AND FOR PROPOSALS 2, 3 AND 4.

                                                    (continued on reverse side)